UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2005

ICT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-20807	23-2458937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Brandywine Boulevard Newtown, Pennsylvania	18940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 685-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 7.01.	Regulation FD Disclosure.

On October 27, 2005, ICT Group, Inc. (the “Company”) announced its financial results and held its earnings conference call for the third quarter of 2005. Prior to the conference call, the Company posted on its website a Condensed Consolidated Statement of Cash Flows and reconciliation tables for certain non-GAAP financial measures to be discussed during the conference call. During the conference call, management disclosed that the Company generated $3.6 million of positive free cash flow for the three months ended September 30, 2005. Management also disclosed that the Company generated $8.6 million of positive adjusted free cash flow from operations for the nine months ended September 30, 2005 and $0.5 million of negative adjusted free cash flow from operations for the three months ended September 30, 2005. As disclosed on the call, the Company’s adjusted free cash flow excluded the amounts related to the litigation settlement payment and related recoveries. During the conference call, management disclosed that the September 30 cash balance included a $4.8 million book overdraft at quarter end. The free cash flow and adjusted free cash flow amounts disclosed during the call and presented on the reconciliation tables were derived from the Company’s cash flow provided by operating activities, which included the positive effects of the $4.8 million book overdraft.

Subsequently, the Company determined that the book overdraft should have been classified as cash flow provided by financing activities rather than cash flow from operations. This reclassification reduced cash flow from operations and increased cash flow provided by financing activities for the three and nine month periods ended September 30, 2005 by $4.8 million. This reclassification also reduced adjusted free cash flow and free cash flow for the three and nine-month periods ended September 30, 2005.

As adjusted to reflect the reclassification, the Company generated $1.2 million of negative free cash flow for the three months ended September 30, 2005, and the Company generated $3.9 million of positive adjusted free cash flow from operations for the nine months ended September 30, 2005 and $5.3 million of negative adjusted free cash flow from operations for the three months ended September 30, 2005. The adjusted free cash flow excludes the amounts related to the litigation settlement payment and related recoveries.

To reflect the impact of the reclassification, the Company now expects free cash flow for full year 2005, adjusted to exclude litigation settlement payments, costs and related recoveries, to approximate $8 million. Actual adjusted free cash flow for full year 2005 may differ materially from this forward looking statement as a result of the factors identified in the Company’s earnings release dated October 27, 2005 and filed on a Form 8K, and the factors discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2004 and the Company’s quarterly reports on Form 10Q filed with the Securities and Exchange Commission.

The Company has provided an attachment to this Current Report on Form 8-K, disclosing the revised Condensed Consolidated Statement of Cash Flows for the three and nine month periods ended September 30, 2005 which reflect the change in classification of the book overdraft. The attachment also contains revised free cash flow and adjusted free cash flow amounts, reflecting the change in classification of the book overdraft, as well as a reconciliation of such amounts to the most comparable GAAP measure.

The Company will also provide on the Company’s website, revised reconciliation tables for the non-GAAP financial measures disclosed during the conference call.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is being furnished with this report

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

Exhibit Number	Exhibit Title

99	The Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow and Adjusted Free Cash Flow to Cash Flows Provided by Operating Activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT GROUP, INC.

By:	/s/ JOHN J. BRENNAN
John J. Brennan
President and Chief Executive Officer

Dated: November 3, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99	The Condensed Consolidated Statements of Cash Flow and Reconciliation of Free Cash Flow and Adjusted Free Cash Flow to Cash Flows Provided by Operating Activities.